EXHIBIT 10.1

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (this “Agreement”) is made and entered into as of July 29, 2020 (the “Effective Date”) by and among Can B Corp., a Florida corporation f/k/a Canbiola, Inc. (“CANB”), on one hand, and Iconic Brands, Inc., a Nevada corporation (the “ICNB”) on the other hand. CANB and ICNB are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. CANB currently owns and holds one million (1,000,000) shares of the issued and outstanding shares of common stock of ICNB (the “ICNB Shares”);

B. ICNB currently owns and holds five hundred forty-three thousand seven hundred fourteen (543,714) shares of the issued and outstanding shares of common stock of CANB (the “CANB Shares”);

C. Upon the terms and subject to the conditions set forth herein, CANB wishes to exchange the ICNB Shares for the CANB Shares, and ICNB wishes to exchange the CANB Shares for the ICNB Shares (the “Exchange”); and

D. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and also to prescribe various conditions to the Exchange.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the holder and the company, intending to be legally bound hereby, agree as follows:

1. Exchange. Subject to the terms and conditions of this Agreement, at Closing (as defined), CANB and ICNB shall exchange the ICNB Shares held by CANB for the CANB Shares held by ICNB.

2. Closing. The closing of the Exchange (the “Closing”) will take place at the New York offices of Sheppard, Mullin, Richter & Hampton, LLP. Unless otherwise agreed in writing by the parties hereto, the Closing shall occur no later than July 31, 2020.

3. Closing Deliveries. On or prior to the Closing Date:

(a) CANB shall deliver or cause to be delivered to ICNB the ICNB Shares, together with a duly executed Stock Power(s) or other documents satisfactory to ICNB permitting the transfer from CANB to ICNB of the Shares; and

(b) ICNB shall deliver or cause to be delivered to CANB the CANB Shares, together with a duly executed Stock Power(s) or other documents satisfactory to CANB permitting the transfer from ICNB to CANB of the Shares.

4. (a) Representations and Warranties of CANB.CANB hereby represents and warrants to ICNB as follows:

(i) Organization. Standing and Power. CANB is duly organized, validly existing and in good standing under the laws of the state in which it was organized and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.CANB is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on either Party.

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(ii) Corporate Authority. Non-contravention. CANB has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.The execution and delivery of this Agreement by CANB and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CANB. This Agreement has been duly executed and when delivered by CANB shall constitute a valid and binding obligation of CANB, enforceable against CANB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any security interest upon any of the properties or assets of CANB under, (i) its certificate or article of incorporation, bylaws or other organizational or charter documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to CANB, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to CANB, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or security interests that individually or in the aggregate could not have a material adverse effect with respect to CANB or could not prevent, hinder or materially delay the ability of CANB to consummate the transactions contemplated by this Agreement.

(iii) Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States federal or state court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign, is required by or with respect to CANB in connection with the execution and delivery of this Agreement by CANB or the consummation by CANB of the transactions contemplated hereby.

(iv) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by CANB to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(v) Ownership of Shares.CANB is the record owner, and has good and valid title to, the ICNB Shares, free and clear of any charge, mortgage, pledge, security interest, lien, or encumbrance, other than restrictions on transfer imposed by applicable securities laws. CANB is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any such Shares, nor is CANB a party to any voting trust, proxy or other contract, agreement or understanding with respect to the voting of any such Shares. Upon delivery to ICNB at the Closing of stock certificates representing the ICNB Shares, good and valid title to the Shares will pass to ICNB, free and clear of any charge, mortgage, pledge, security interest, lien, or encumbrance, other than restrictions on transfer imposed by applicable securities laws.

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(vi) Litigation. There is no suit, action or proceeding or investigation pending or, to the knowledge of CANB, threatened against or affecting CANB or any of its respective officers, directors, or key employees or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, which could reasonably be expected to have a material adverse effect with respect to CANB or prevent, hinder or materially delay the ability of CANB to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CANB having, or which, insofar as reasonably could be foreseen by CANB, in the future could have, any such effect.

(a) Representations and Warranties of ICNB.ICNB hereby represents and warrants to CANB as follows:

(i) Organization. Standing and Power. ICNB is duly organized, validly existing and in good standing under the laws of the state in which it was organized and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.ICNB is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on either Party.

(ii) Corporate Authority. Non-contravention. ICNB has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.The execution and delivery of this Agreement by ICNB and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of ICNB. This Agreement has been duly executed and when delivered by ICNB shall constitute a valid and binding obligation of ICNB, enforceable against ICNB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any security interest upon any of the properties or assets of ICNB under, (i) its certificate or article of incorporation, bylaws or other organizational or charter documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ICNB, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to ICNB, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or security interests that individually or in the aggregate could not have a material adverse effect with respect to ICNB or could not prevent, hinder or materially delay the ability of ICNB to consummate the transactions contemplated by this Agreement.

(iii) Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States federal or state court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign, is required by or with respect to ICNB in connection with the execution and delivery of this Agreement by ICNB or the consummation by ICNB of the transactions contemplated hereby.

(iv) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by ICNB to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

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(v) Ownership of Shares. ICNB is the record owner, and has good and valid title to, the CANB Shares, free and clear of any charge, mortgage, pledge, security interest, lien, or encumbrance, other than restrictions on transfer imposed by applicable securities laws.ICNB is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any such Shares, nor is ICNB a party to any voting trust, proxy or other contract, agreement or understanding with respect to the voting of any such Shares. Upon delivery to CANB at the Closing of stock certificates representing the CANB Shares, good and valid title to the Shares will pass to CANB , free and clear of any charge, mortgage, pledge, security interest, lien, or encumbrance, other than restrictions on transfer imposed by applicable securities laws.

(vi) Litigation. There is no suit, action or proceeding or investigation pending or, to the knowledge of ICNB, threatened against or affecting ICNB or any of its respective officers, directors, or key employees or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, which could reasonably be expected to have a material adverse effect with respect to ICNB or prevent, hinder or materially delay the ability of ICNB to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ICNB having, or which, insofar as reasonably could be foreseen by ICNB, in the future could have, any such effect.

5. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes and replaces all prior negotiations and agreements between the parties, whether written or oral. Each party acknowledges that no party has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof.

6. No Assignment; Successors and Assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

8. Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court of competent jurisdiction shall be binding, then the parties hereto agree to substitute such provision(s) with suitable and equitable provision(s).

9. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles. Venue for any dispute relating to this Agreement shall be Nassau County, New York.

10. Equitable Relief.Each Party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement.

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11. Attorneys’ Fees. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

12. Further Assurances. Each of the parties hereto shall from time to time at the request of the other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

IN WITNESS WHEREOF, the Shareholder and the Company have each executed this Agreement as of the Effective Date.

CAN B CORP.

By:	/s/ Marco Alfonsi

Name:	Marco Alfonsi

Title:	Chief Executive Officer

ICONIC BRANDS, INC.

By:	/s/ Richard DeCicco

Name:	Richard DeCicco

Title:	Chief Executive Officer

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